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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              -------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): September 12, 1997


                                 WATERLINK, INC.
               (Exact Name of Registrant as Specified in Charter)



      Delaware                1-13041                        34-1788678
   (State or Other     (Commission File Number)     (IRS Employer Identification
   Jurisdiction of                                               No.)
   Incorporation)


  4100 Holiday Street, N.W., Suite 201, Canton, Ohio            44718
  (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (330) 649-4000.



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Item 2.           Acquisition or Disposition of Assets.

                  (a) On September 12, 1997 (the "Closing Date"), Waterlink, Inc. (the "Company") acquired all the outstanding shares of capital stock of Mellegard V.A. Maskiner AB, a company organized under the laws of Sweden ("MEVA"), from its three shareholders (Krister Lundberg, Soren Andersson and Per Mellegard) for an aggregate consideration consisting of (i) SEK 35,000,000 Swedish Kronor (approximately US $4,510,000) in cash paid at the closing, (ii) promissory notes in the aggregate original principal amount of SEK 12,980,000 (approximately US $1,670,000) payable two years from the Closing Date, with interest accruing at the rate of 3% per annum and payable on a quarterly basis (the "Promissory Notes") and (iii) up to an additional SEK 19,600,000 Swedish Kronor (approximately US $2,520,000) in the aggregate payable in cash with respect to the twelve-month period ended August 31, 1997, the thirteen-month period ending September 30, 1998, and the twelve-month period ending September 30, 1999 pursuant to certain earn-out provisions. The earn-out purchase consideration provisions of the purchase agreement are based on MEVA's earnings before taxes, as determined in accordance with the purchase agreement ("Pre-Tax Earnings"), for the applicable earn-out periods. Under the earn-out provisions, the sellers would be entitled to aggregate earn-out payments of SEK 5,000,000 Swedish Kronor (approximately US $640,000), SEK 7,000,000 Swedish Kronor (approximately US $900,000) and SEK 7,600,000 Swedish Kronor (approximately US $980,000) for the periods referred to above ended August 31, 1997 and ending September 30, 1998 and September 30, 1999, respectively, if certain Pre-Tax Earnings targets are exceeded.

                  The Company has the option to pay one-half of the earn-out payments, if any, in shares of the Company's Common Stock valued at the market price of such shares on the last trading day of the applicable earn-out period.

                  The Promissory Notes are convertible by their holders, at any time, into shares of the Company's Common Stock at an exercise price of US $21.38 per share.

                  The purchase price for each of the acquisitions was established by the parties based on arms'-length negotiations. The Company used working capital to fund the cash paid at closing.

                  (b) The Company is an international provider of integrated water purification and wastewater treatment solutions, principally to industrial and municipal customers. MEVA specializes in the design and installation of fine screens and related accessories for sewage treatment applications. The Company intends to devote the assets of MEVA to these same purposes.



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Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (a) and (b) The financial statements required by this Item will be filed by amendment to this Form 8-K on or prior to November 25, 1997.

Item 7(c).        Exhibits.

         2.01 - Stock Purchase Agreement among Waterlink (Sweden) AB, Waterlink, Inc. and the shareholders of Mellegard V.A. Maskiner AB dated September 12, 1997.

         *99.01 - Unaudited Pro Forma Condensed Consolidated Financial Data of
                  Waterlink, Inc. and Subsidiaries.

         *99.02 - Financial Statements of Mellegard V.A. Maskiner AB.

*TO BE FILED BY AMENDMENT

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WATERLINK, INC.



Dated: September 26, 1997           By: /s/ Michael J. Vantusko
                                    -------------------------------------------
                                            Michael J. Vantusko,
                                            Chief Financial Officer



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                                INDEX TO EXHIBITS
                                -----------------

                                    FORM 8-K


EXHIBIT NUMBER                                DESCRIPTION
--------------                                -----------


2.01 Stock Purchase Agreement among Waterlink (Sweden) AB, Waterlink, Inc. and the shareholders of Mellegard V.A. Maskiner AB dated September 12, 1997.

*99.01 Unaudited Pro Forma Condensed Consolidated Financial Data of Waterlink, Inc. and Subsidiaries.

*99.02            Financial Statements of Mellegard V.A. Maskiner AB.



*TO BE FILED BY AMENDMENT